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                                 Exhibit 23.2

                      Consent of Independent Accountants


We hereby consent to the reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Epitope, Inc., to our report dated November 6, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus.



BOROS AND FARRINGTON


San Diego, California
December 6, 1996